EXHIBIT 3.4
FIRST AMENDMENT
TO
LIMITED LIABILITY COMPANY AGREEMENT
OF
BSA ACQUISITION LLC
     THIS FIRST AMENDMENT (this “First Amendment”) to the Limited Liability Company Agreement of BSA Acquisition LLC (the “Company”) dated as of August 28, 2009 (the “LLC Agreement”) is entered into as of April 29, 2010, by Baker Hughes Incorporated, as the sole member of the Company (the “Member”). Capitalized terms used herein and not otherwise herein defined are used as defined in the LLC Agreement.
     WHEREAS, the Member desires to amend the LLC Agreement in accordance with the further terms of this First Amendment to change the name of the Company to “BJ Services Company LLC”; and
     WHEREAS, Section 15 of the LLC Agreement provides in relevant part that any amendment to the LLC Agreement must be in writing and signed by the Member.
     NOW, THEREFORE, intending to be legally bound, the undersigned does hereby certify as follows:
     1. Name.
          (a) Section 2 of the LLC Agreement is hereby amended and restated in its entirety to read as follows:
          “2. Name. The name of the Company is BJ Services Company LLC. The business of the Company shall be conducted under such name or such other names that comply with applicable law as the Member may from time to time deem necessary or desirable.”
          (b) Each other reference to “BSA Acquisition LLC” in the LLC Agreement is hereby amended to refer to “BJ Services Company LLC”.
     2. Other Terms and Conditions. Except as modified pursuant to this First Amendment, the LLC Agreement is hereby ratified and confirmed in all respects.
     3. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.
[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the undersigned has duly executed this First Amendment as of the date first set forth above.

MEMBER: BAKER HUGHES INCORPORATED
/s/ Peter Ragauss
Peter Ragauss
Senior Vice President and Chief Financial Officer

Signature Page
First Amendment to LLC Agreement